SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS


                                 1/21/97            1,500            22.2933
                                 1/03/97            1,000            20.6900
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/24/97            4,000            22.0500
                                 1/24/97           16,000            22.0000
               THE GABELLI CAPITAL ASSET FUND
                                 1/24/97           10,000            22.0500
          GAMCO INVESTORS, INC.
                                12/16/96            5,000            19.5738
          GAMCO INVESTORS, INC.
                                 1/15/97            2,000            21.7500
                                 1/13/97            3,000            21.8333
                                 1/08/97              200            22.6250
                                12/16/96            2,000            19.5313
                                12/13/96            2,000            19.7125
                                12/11/96            1,000            20.0000
                                12/05/96              500            20.0000
                                12/04/96            5,000-           19.8625
                                12/04/96            2,000            19.8750

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.
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